POWER OF ATTORNEY

Know all by these presents, that the undersigned
hereby authorizes, George de Urioste or Cary Morgan of
Chordiant Software, Inc., a Delaware corporation (the
Company), or Nancy Wojtas, Danielle Reed, Heather Rosmarin,
Keith Pisani or Diane James of Cooley Godward LLP, to
execute for and on behalf of the undersigned, in the
undersigned's capacity as an officer and director of the
Company, Forms 3, 4 and 5, and any Amendments thereto, and
cause such form(s) to be filed with the United States
Securities and Exchange Commission pursuant to
Section 16(a) of the Securities Act of 1934, relating to
the undersigned's beneficial ownership of securities in the
Company.  The undersigned hereby grants to each such
attorney-in-fact full power and authority to do and perform
any and every act and thing whatsoever requisite,
necessary, or proper to be done in the exercise of any of
the rights and powers herein granted, as fully to all
intents and purposes as the undersigned might or could do
if personally present, with full power of substitution or
revocation, hereby ratifying and confirming all that such
attorney-in-fact, or such attorney-in-fact's substitute or
substitutes, shall lawfully do or cause to be done by
virtue of this power of attorney and the rights and powers
herein granted.  The undersigned acknowledges that the
foregoing attorneys-in-fact, in serving in such capacity at
the request of the undersigned, are not assuming, nor is
the Company assuming, any of the undersigned's
responsibilities to comply with Section 16 of the
Securities Exchange Act of 1934.
This Power of Attorney shall remain in full force and
effect until the undersigned is no longer required to file
Forms 3, 4 and 5 with respect to the undersigned's holdings
of, and transactions in, securities issued by the Company,
unless earlier revoked by the undersigned in a signed
writing delivered to the foregoing attorneys-in-fact.
IN WITNESS WHEREOF, the undersigned has cause this Power
of Attorney to be executed as of this 31 day of  January,
2005.
/s/ Tyler Wall_______
Tyler Wall








502479 v1/HN
@rpr01!.DOC	2.


502479 v1/HN
@rpr01!.DOC